Exhibit 24

AMERICAN ELECTRIC POWER COMPANY, INC.

POWER OF ATTORNEY

Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the “Act”), one or more Registration Statements in connection with the Company’s Dividend Reinvestment and Direct Stock Purchase Plan for the registration thereunder of 10,000,000 registered shares of its securities, does hereby appoint WILLIAM J. FEHRMAN, TREVOR I. MIHALIK, MATTHEW D. FRANSEN and NOAH K. HOLLIS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

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IN WITNESS WHEREOF, each of the undersigned have signed these presents effective as of the Date of Execution set forth by their name.

/s/ William J. Fehrman	January 31, 2025
William J. Fehrman	Date of Execution

/s/ Benjamin G.S. Fowke, III	February 2, 2025
Benjamin G.S Fowke, III	Date of Execution

/s/ Art A. Garcia	January 31, 2025
Art A. Garcia	Date of Execution

/s/ Hunter C. Gary	February 3, 2025
Hunter C. Gary	Date of Execution

/s/ Donna A. James	February 1, 2025
Donna A. James	Date of Execution

/s/ Sandra Beach Lin	February 2, 2025
Sandra Beach Lin	Date of Execution

/s/ Henry P. Linginfelter	January 31, 2025
Henry P. Linginfelter	Date of Execution

/s/ Margaret M. McCarthy	January 31, 2025
Margaret M. McCarthy	Date of Execution

/s/ Daryl Roberts	January 31, 2025
Daryl Roberts	Date of Execution

/s/ Daniel G. Stoddard	January 31, 2025
Daniel G. Stoddard	Date of Execution

/s/ Sara Martinez Tucker	January 31, 2025
Sara Martinez Tucker	Date of Execution

/s/ Lewis F. Von Thaer	January 31, 2025
Lewis F. Von Thaer	Date of Execution

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AMERICAN ELECTRIC POWER COMPANY, INC.

BOARD OF DIRECTORS

UNANIMOUS WRITTEN CONSENT BY DIRECTORS WITHOUT A MEETING

Pursuant to the New York Business Corporation Law, and in lieu of a meeting of the Board of Directors (“Board”) of American Electric Power Company, Inc. (the “Company”) for such purposes, the undersigned, being all of the members of the Board do hereby waive all requirements as to notice of such meeting and hereby take and authorize by unanimous written consent each and all of the following actions:

WHEREAS, the Company must file a new Registration Statement on Form S-3 (“Registration Statement”) for the Company’s Dividend Reinvestment and Stock Purchase Plan due to the loss of its status as a Well-Known Seasoned Issuer effective with the filing of the Company’s Annual Report on Form 10-K on or about February 13, 2025; and

WHEREAS, the Registration Statement will register 10,000,000 shares of the Company’s common stock to meet the anticipated needs of the Plan over the next three years: and

WHEREAS, the Board, after review and with the recommendation of the Finance Committee, hereby approves the following resolutions;

NOW, THEREFORE, BE IT

RESOLVED, that, subject to the Company having available for delivery at each date of issuance a Prospectus with respect to shares of common stock of the Company to be sold pursuant to the Dividend Reinvestment and Direct Share Purchase Plan (the “Plan”) that meets the requirements of Section 10(a) of the Securities Act of 1933, the proper officers of the Company are hereby authorized and directed to cause to be issued to Computershare Trust Company, N.A. (“Computershare”) as agent for participants in the Plan, at such times and in such numbers as may be required to meet the requirements of the Plan, and for such consideration in cash as may be determined from time to time in accordance with the provisions of the Plan, authorized but unissued common stock, par value $6.50 per share of the Company; and further

RESOLVED, that Computershare, as agent for the Company, be and it hereby is authorized, upon receipt of instructions from the proper officers of the Company or American Electric Power Service Corporation to requisition from itself, as Transfer Agent, such shares of common stock of

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the Company as may be purchased by it from the Company or on the open market from time to time, as agent for participants in the Plan; and further

RESOLVED, that Computershare, as Transfer Agent, be and it hereby is authorized and required to authenticate, deliver and transfer certificates for such shares of common stock as may be issued to and purchased by it as agent for participants in the Plan; and further

RESOLVED, that the proper officers of this Company be, and they hereby are authorized and directed to execute and file with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 on the appropriate form which incorporates the remaining registered shares to be offered for sale or purchased on the open market pursuant to the Plan; and such officers are further authorized to execute and file with said Commission such other papers and documents in connection therewith, including but not limited to, amendments, supplements and exhibits to such Registration Statement, as such officers may consider necessary or desirable, as counsel for this Company may advise, or as said Commission may require; and further

RESOLVED, that William J. Fehrman, Trevor I. Mihalik, Matthew D. Fransen and Noah K. Hollis be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission (“SEC”) on behalf of the Company the Registration Statement referred to in the preceding resolution on behalf of the Company by an attorney-in-fact and agent duly appointed in a written instrument pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

RESOLVED, that the appropriate officers of the Company are hereby authorized to make any technical amendments and/or updates to the Plan document, including any change of agent for the Plan, and further

RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized to take such other action as they may deem necessary or desirable in order to carry into effect the purpose and intent of the foregoing resolution.

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IN WITNESS WHEREOF, each of the undersigned, constituting all of the members of the Board, has duly executed this Unanimous Written Consent by Directors, effective as of the last date of execution below.

/s/ William J. Fehrman	January 31, 2025
William J. Fehrman	Date of Execution

/s/ Benjamin G.S. Fowke, III	February 2, 2025
Benjamin G.S Fowke, III	Date of Execution

/s/ Art A. Garcia	January 31, 2025
Art A. Garcia	Date of Execution

/s/ Hunter C. Gary	February 3, 2025
Hunter C. Gary	Date of Execution

/s/ Donna A. James	February 1, 2025
Donna A. James	Date of Execution

/s/ Sandra Beach Lin	February 2, 2025
Sandra Beach Lin	Date of Execution

/s/ Henry P. Linginfelter	January 31, 2025
Henry P. Linginfelter	Date of Execution

/s/ Margaret M. McCarthy	January 31, 2025
Margaret M. McCarthy	Date of Execution

/s/ Daryl Roberts	January 31, 2025
Daryl Roberts	Date of Execution

/s/ Daniel G. Stoddard	January 31, 2025
Daniel G. Stoddard	Date of Execution

/s/ Sara Martinez Tucker	January 31, 2025
Sara Martinez Tucker	Date of Execution

/s/ Lewis F. Von Thaer	January 31, 2025
Lewis F. Von Thaer	Date of Execution

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